UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2023

Clearside Biomedical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37783	45-2437375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Point Parkway Suite 200
Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 678 270-3631

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on February 2, 2023, Thomas Ciulla provided Clearside Biomedical, Inc. (the “Company”) notice of his resignation from his position as Chief Medical Officer and Chief Development Officer of the Company, with such resignation to be effective on February 17, 2023 (the “Effective Date”). On the Effective Date, the Company and Dr. Ciulla entered into a consulting agreement (the “Consulting Agreement”) pursuant to which Dr. Ciulla will provide advisory services to the Company, including as the Chairman of the Scientific Advisory Board of the Company and as Chief Medical Advisor – Retina, beginning on the Effective Date. Pursuant to the terms of the Consulting Agreement, Dr. Ciulla will be paid a monthly fee of $8,000 per month. In addition, with the exception of the option described in the following sentence, options held by Dr. Ciulla to purchase shares of the Company’s common stock held by Dr. Ciulla as of the Effective Date will continue to vest and become exercisable in accordance with their terms through August 31, 2023, provided that Dr. Ciulla remains in continuous service with the Company through each such date. The option granted to Dr. Ciulla on January 4, 2023 will continue to vest in accordance with its terms through January 4, 2024, provided that Dr. Ciulla remains in continuous service with the Company through such date, at which time 25% of the shares subject to such option will vest and become exercisable. Pursuant to the Consulting Agreement, the parties agreed that vesting of Dr. Ciulla’s restricted stock units would cease on February 17, 2023.

The Consulting Agreement has an initial term of one year anniversary from the Effective Date (the “Initial Term”) unless earlier terminated or renewed as provided in the Consulting Agreement (each, a “Renewal Term”). The Company may elect to renew the Consulting Agreement by providing notice of renewal at least fifteen days’ prior to the expiration of the Initial Term or Renewal Term, as applicable. The Renewal Term will be, in the Company’s sole discretion, either one year following the commencement of the applicable Renewal Term or upon the completion of the Company’s ODYSEEY clinical trial. The Company may terminate the Consulting Agreement for any or no reason upon written notice to Dr. Ciulla, and, following the completion of the first Renewal Term, Dr. Ciulla may terminate the Consulting Agreement for any or no reason upon ninety days’ prior written notice to the Company.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporate herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Forward-looking statements include, without limitation, statements related to Dr. Ciulla’s provision of advisory services to the Company. Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs. Actual events or results may differ materially from those expressed or implied by any forward-looking statements contained herein, including, without limitation, the risks and uncertainties described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2022, the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2022 and in subsequent filings the Company makes with the SEC from time to time. The Company undertakes no obligation to update the information contained in this Current Report on Form 8-K to reflect new events or circumstances, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Consulting Agreement, by and between Clearside Biomedical, Inc. and Dr. Thomas Ciulla, dated as of February 17, 2023.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2023	CLEARSIDE BIOMEDICAL, INC.

	By:	/s/ Charles A. Deignan
	Name:	Charles A. Deignan
	Title:	Chief Financial Officer